Exhibit 10.2
EXECUTION VERSION
FIRST AMENDMENT TO
EXECUTIVE RETENTION AGREEMENT
     This FIRST AMENDMENT TO EXECUTIVE RETENTION AGREEMENT (this “Amendment”) is made and entered into as of the 18th day of June, 2009 (the “Amendment Date”), by and between Cornerstone BioPharma, Inc., a Delaware corporation (the “Company”), and Craig A. Collard (the “Executive”). The Company and the Executive may be referred to herein as the “parties.”
W I T N E S S E T H :
     WHEREAS, the Company and the Executive entered into an Executive Retention Agreement as of February 8, 2006 (the “Executive Retention Agreement”);
     WHEREAS, effective October 31, 2008, Neptune Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Critical Therapeutics, Inc. (“Transitory Subsidiary”), merged with and into Cornerstone BioPharma Holdings, Inc., a Delaware corporation and the parent company of the Company (“CBHI”), as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 1, 2008, as amended, by and among Critical Therapeutics, Inc., Transitory Subsidiary and CBHI (the “Merger”);
     WHEREAS, by virtue of the Merger, the Company became an indirect wholly owned subsidiary of Critical Therapeutics, Inc., which subsequently changed its name to Cornerstone Therapeutics Inc. (“Cornerstone Therapeutics”), and, in accordance with the Merger Agreement, all stock options held by the Executive that were exercisable for CBHI’s common stock were assumed by Cornerstone Therapeutics and became options to acquire Cornerstone Therapeutics common stock; and
     WHEREAS, the Company and the Executive desire to amend the Executive Retention Agreement to immediately accelerate vesting of certain Cornerstone Therapeutics stock, stock options, benefits and otherwise held by or accruing to the Executive contemporaneously with a change in control of Cornerstone Therapeutics.
     NOW, THEREFORE, in consideration of the premises set forth above and the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:
     1. Effective as of the Amendment Date, Section 1.1.(a) of the Executive Retention Agreement shall be deleted and the following inserted in lieu thereof:
               “(a) an acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) unrelated to Cornerstone Therapeutics or any of its subsidiaries (a “Third Party”) of beneficial ownership of any capital stock of Cornerstone Therapeutics if, as a result of such acquisition, such Third Party becomes the beneficial owner (within the meaning of Rule

13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities of Cornerstone Therapeutics entitled to vote generally in the election of directors.”
     2. Effective as of the Amendment Date, the Executive Retention Agreement shall be amended to include a new Section 4.5 as follows:
         “4.5 Change in Control. Notwithstanding the above, immediately prior to a Change in Control, any of the Executive’s unvested rights in Cornerstone Therapeutics Inc., a Delaware corporation and, effective October 31, 2008, the ultimate parent company of the Company (“Cornerstone Therapeutics”), stock, stock options, benefits or otherwise that are currently unvested and would have become vested through the passage of time shall immediately vest. The parties acknowledge and agree that the rights contained in this Section 4.5 shall be in addition to, and not restrictive of, any accelerated vesting provided under any equity incentive plan in which the Executive participates or any equity award granted to the Executive thereunder. Notwithstanding the foregoing, this Section 4.5 shall not apply to any grants of stock, stock options, benefits or otherwise made to the Executive on or after May 28, 2009.”
     3. Effective as of the Amendment Date, Section 7 of the Executive Retention Agreement shall be deleted and the following inserted in lieu thereof:
     “7. Notice. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company at 1255 Crescent Green Drive, Suite 250, Cary, NC 27518, and to the Executive at the Executive’s address indicated on the signature page of this Agreement (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.”
     4. Except as hereby amended, the terms and conditions of the Executive Retention Agreement as in effect immediately prior to this Amendment remain in full force and effect.
[signature page follows]

[Signature Page to First Amendment to Executive Retention Agreement]
     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first set forth above.

CORNERSTONE BIOPHARMA, INC.

By:	/s/ David Price
	Name:	David Price
	Title:	Executive Vice President, Finance, and Chief Financial Officer

EXECUTIVE

/s/ Craig A. Collard Name: Craig A. Collard

Address:
107 Trellingwood Drive
Morrisville, NC 27560
ACKNOWLEDGED AND AGREED:
CORNERSTONE THERAPEUTICS INC.

By:	/s/ David Price Name: David Price
Title: Executive Vice President, Finance, and Chief Financial Officer